===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

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[_]  Preliminary Proxy Statement

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     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 AEROVOX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 AEROVOX, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                             AEROVOX INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 3, 1999

                               ----------------

To the Shareholders of Aerovox Incorporated

  Notice is hereby given that the Annual Meeting of Shareholders of Aerovox Incorporated (the "Company") will be held at the offices of Ropes & Gray, One International Place, Room 36/1, Boston, Massachusetts 02110, at 11:00 a.m. on Monday, May 3, 1999 for the following purposes:

    1. To elect three Class I directors to serve until the Annual Meeting in the year 2002.

    2. To approve the 1999 Aerovox Incorporated Stock Incentive Plan and authorize the issuance of up to 500,000 shares of common stock under such plan.

    3. To transact any other business that may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session thereof.

  To assure your representation at the meeting, you are urged to sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope.

                                          By order of the
                                          Board of Directors

                                          Jeffrey A. Templer
                                          Secretary

New Bedford, Massachusetts
March 15, 1999

                             AEROVOX INCORPORATED
                             740 Belleville Avenue
                             New Bedford, MA 02745

                        ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Aerovox Incorporated (the "Company") to be voted at the Annual Meeting of Shareholders to be held on May 3, 1999 and at any adjourned session thereof. You can ensure that your shares will be voted by signing and returning the enclosed proxy in the envelope provided. Sending in a proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by a written revocation received by the Secretary, by a subsequently dated proxy or by oral revocation in person to the Secretary at the meeting. This Proxy Statement and accompanying proxy will be mailed commencing on or about April 5, 1999 to all shareholders entitled to vote at the meeting. The Annual Report to Shareholders for the Company's fiscal year ended January 2, 1999 is being mailed with this Proxy Statement.

  The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, facsimile or personal interview, but will not be specially compensated for such service. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares. In addition, the Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies for a fee of $2,000.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy intend to vote in favor of the election of the three nominees named below, all of whom are now directors of the Company, as Class I directors unless authority to vote for the election of the nominees is withheld by marking the box entitled "WITHHELD" on the enclosed proxy.

  The Company's Bylaws provide for not more than fifteen nor less than three members of the Board of Directors, as determined by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at seven members. As provided in the Company's Amended and Restated Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. Directors of each class are considered for re-election at the Annual Meeting of Shareholders held in the year in which the term of such class expires and serve thereafter for three years.

  The persons elected as a Class I directors will serve until the Annual Meeting of Shareholders in the year 2002 and until their successors are elected and shall qualify. The remaining four incumbent directors will continue to serve as set forth below. Each of the nominees is expected to be able to serve, but if any nominee is unable to serve, or should any vacancy arise for whatever reason, the proxies intend to vote the shares to which this proxy relates for the election of such other person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as they may in their discretion determine. Alternatively, in any such situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees named herein who are then able to serve. Proxies will then be voted for the election of such nominees, except to the extent the authority to so vote is withheld.

  The names of the Class I nominees and incumbent Class II and Class III directors, their ages, and certain other information regarding the nominees and incumbent directors are set forth in the following table.

Name                        Age                   Information
----                        ---                   -----------


              Nominees as Class I Directors--Terms Expiring 2002

Robert D. Elliott..........  48 Mr. Elliott was named President of Aerovox in
 Director since 1996             March 1996, and was appointed Chief Executive
                                 Officer in September 1996. From 1993 to 1996,
                                 Mr. Elliott was Group Executive of the
                                 Electrical Products Division of Eagle
                                 Industries, a diversified manufacturing
                                 company. From 1991 to 1993, he served as
                                 President of Hendrix Wire & Cable, a
                                 manufacturer of cable and accessories for the
                                 electric utility market, and a unit of Eagle's
                                 Electrical Products Division.

William G. Little..........  57 Mr. Little is President and Chief Executive
 Director since 1994             Officer of Quam Nichols Co., a manufacturer of
                                 commercial audio products, which he joined in
                                 1970. Mr. Little is Chairman of the United
                                 States Chamber of Commerce.

John L. Sprague............  68 Dr. Sprague is President of John L. Sprague
 Director since 1989             Associates, a private management and business
                                 consulting firm. He is also a partner of the
                                 CEO Perspective Group, a senior executive
                                 counseling firm. From 1981 through 1987, Dr.
                                 Sprague served as President and Chief Executive
                                 Officer of Sprague Electric Co., a manufacturer
                                 of electronic components, which he joined in
                                 1959. Dr. Sprague is a director of Allmerica
                                 Financial Corporation, California Micro Devices
                                 Corporation, and Sipex Corporation.

               Incumbent Class III Directors--Term Expiring 2001

John F. Brennan............  66 Mr. Brennan is Dean, Sawyer School of
 Director since 1989             Management, Suffolk University (since 1992). He
                                 was F. William Harder Professor of Management
                                 at Skidmore College from 1984 to 1992, Chairman
                                 and Chief Executive Officer of the H. T.
                                 Hackney Company from 1981 to 1983, and
                                 President and Chief Executive Officer of
                                 Chemical Separations Corporation from 1972 to
                                 1981. Mr. Brennan serves as a director of The
                                 Timberland Company, Data Storage Corporation
                                 and Lite Control Corporation.


Dennis Horowitz............  53 Mr. Horowitz is President and Chief Executive
 Director since 1995             Officer of Wolverine Tube, Inc. a manufacturer
                                 of high technology copper and copper alloy tube
                                 and fabricated products, which he joined in
                                 March of 1998. From 1994 to 1997, he was
                                 President of the Americas, AMP Incorporated, a
                                 manufacturer of electronic components. Mr.
                                 Horowitz served as President and Chief
                                 Executive Officer of Philips Technologies, a
                                 manufacturer of electrical and electronic
                                 equipment and components, from 1993 to

Name                       Age                   Information
----                       ---                   -----------

                                1994; and of Philips Components, a manufacturer of electrical and electronic components and photonic products, from 1990 to 1993 -- all divisions of Philips Electronics North America
                                Corporation. Mr. Horowitz currently serves as a director of Superconductor Technologies, Inc., and is also a director of Wolverine Tube, Inc.

               Incumbent Class II Directors--Terms Expiring 2000


Sherel D. Horsley.........  56 Mr. Horsley is Senior Vice President and Manager
 Director since 1997            of Marketing for the Digital Imaging Group of
                                Texas Instruments Incorporated, an electronics
                                company whose products include semiconductor
                                components, electronic/electromechanical
                                controls, digital imaging systems and
                                electronic calculators. Mr. Horsley joined
                                Texas Instruments in 1965 and prior to his most
                                recent position, which he assumed in April
                                1997, was Senior Vice President and General
                                Manager of the company's Digital Printing
                                Systems Business Unit. Before that assignment,
                                he served the company as Senior Vice President
                                and Manager of Business Development for the
                                Systems and Software Businesses and Manager of
                                Corporate Marketing; and as Senior Vice
                                President and Manager of Business Development
                                for the Defense Systems and Electronics Group.

Benedict P. Rosen.........  63 Mr. Rosen is Chairman and Chief Executive
 Director since 1995            Officer of AVX Corporation, a manufacturer of
                                passive electronic components, which he joined
                                in 1972. From 1990 to 1993, Mr. Rosen was
                                President and Chief Operating Officer of AVX
                                Corporation, and was Executive Vice President
                                of the company from 1985 to 1990. He serves as
                                a Senior Managing Director of Kyocera
                                Corporation, AVX's parent company, and as
                                President of Kyocera subsidiary Elco
                                Corporation, a supplier of electronic
                                connectors. Mr. Rosen also serves as a director
                                of Nordson Corporation.

  Directors who are not employees of the Company receive annual fees in the amount of $12,000, plus $1,500 for each Board meeting attended and $500 for each meeting of a Committee of the Board attended in conjunction with a Board meeting, and $1,000 for committee meetings held separately from a Board meeting. Members of the Executive Committee and Committee Chairmen receive an additional $1,000 per year. All Directors are reimbursed for out-of-pocket expenses incurred in attending such meetings.

  The Board has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee, consisting of Messrs. Brennan, Horowitz, Horsley and Elliott (Chairman), has the authority to act for the Board of Directors between meetings of the full Board. The Executive Committee held two meetings during fiscal 1998.

  The Audit Committee, consisting of Messrs. Sprague and Brennan (Chairman), held two meetings during fiscal 1998. The Audit Committee is responsible for recommending to the full Board the selection of independent auditors for the Company, reviewing the scope of the audit, reviewing the non-audit services provided by such auditors prior to the performance thereof, review of the audit reports and annual financial statements, review of financial and accounting controls and procedures and review of all related party transactions.

  The Compensation Committee, consisting of Messrs. Horowitz, Rosen and Little (Chairman), held three meetings during fiscal 1998. The Compensation Committee is responsible for reviewing officer, certain senior manager and director compensation arrangements and certain benefit programs.

  The Nominating Committee, consisting of Messrs. Elliott, Little and Sprague (Chairman), held one meeting in 1998. The Nominating Committee recommends potential Board members and the re-election of the Directors at the expiration of their respective terms, presents annually a slate of officers for the Board and makes nominations as vacancies occur, recommends to the Board appointments to standing committees and evaluates the effectiveness and performance of all Board committees.

  The Board of Directors held seven meetings during fiscal 1998. Each of the directors attended all the directors' meetings and the relevant committee meetings during 1998, except for Mr. Rosen, who attended three of four relevant committee meetings.

  The Company's Bylaws establish an advance notice procedure with respect to stockholder nomination of candidates for election as directors. In general, notice regarding stockholder nominations for director or other stockholder proposals must be received by the Secretary of the Company not less than 45 days prior to the anniversary of the date of the immediately preceding annual meeting and must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination or proposal. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements.

 Stock Option Plan for Directors

  The Company has established the 1989 Stock Option Plan for Directors (the "Plan") pursuant to which each of the current directors who is not an employee of the Company (each an "Eligible Director") was awarded options to purchase 2,500 shares of Common Stock upon adoption of the Plan or upon his election as a director, and each newly elected Eligible Director will be awarded options to purchase 2,500 shares of Common Stock on the date of his first election. Following the initial grant, each person who is an Eligible Director on the day immediately succeeding the day of each annual meeting of shareholders of the Company will receive options covering 1,000 shares (subject to the maximum number of shares available under the Plan) of Common Stock on such date, provided that if less than one year elapses between an initial grant and an annual grant, the Eligible Director will receive options covering 250 shares for each quarter of service. The exercise price of each option is 100% of fair market value (as defined in the Plan) on the date of award. The exercise price of the options for 1,000 shares awarded to each Messrs. Brennan, Horowitz, Horsley, Little, Rosen and Sprague, all in 1998, was $3.50. Options become exercisable on the first anniversary of the date of grant. 80,000 shares have been authorized for delivery upon exercise of options under the Plan. The Plan is administered by a director of the Company who is not eligible to receive awards under the Plan (Mr. Elliott).

                                  PROPOSAL 2

           APPROVAL OF THE ADOPTION OF THE 1999 STOCK INCENTIVE PLAN

  On March 9, 1999, the Board of Directors approved, and is submitting for shareholder approval, the Aerovox Incorporated 1999 Stock Incentive Plan (the "Plan"). The Board of Directors adopted the Plan to attract and retain employees who are in a position to make significant contributions to the success of Aerovox, to reward employees for such contributions, and to encourage employees to take into account the long-term interests of Aerovox through stock-based awards. A copy of the Plan appears as Annex A to this Proxy Statement.

General

  The Plan is administered by a Committee of Aerovox's Board of Directors (the "Committee"), excluding any director who would not be considered a "non-employee director" (as that term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934) and any director who would not be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). The Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Plan.

  Persons eligible to participate in the Plan are those full or part-time officers and other key employees of Aerovox or its subsidiaries (not including directors who are not full-time employees) who are responsible for or contribute to the management, growth or profitability of the business of Aerovox, as selected from time to time by the Committee.

  The Plan limits the terms of awards to ten years and prohibits the granting of awards more than ten years after the effective date of the Plan. Subject to adjustment for stock splits and similar events, a total of 500,000 shares of Aerovox Common Stock may be issued under the Plan. Awards and shares which are forfeited, reacquired by Aerovox or satisfied by a cash payment or otherwise without the issuance of Aerovox Common Stock are not counted toward this limitation. Shares delivered under awards in substitution for awards held by employees of companies or businesses acquired by Aerovox or its subsidiaries are in addition to the maximum number of shares authorized under the Plan. The number of shares for which options and stock appreciation rights may be granted to any individual in any calendar year pursuant to the Plan is, in the case of each such type of award, 50,000.

  As of the date of the mailing of this proxy statement, no options have been granted under the Plan. Because future awards under the Plan will be granted at the sole discretion of the Committee and performance criteria may vary from year to year and participant to participant, future benefits under the Plan are not determinable. The market price of the Company's Common Stock on March 15, 1999 was $2.125.

Stock Options

  The Plan permits the granting of stock options that qualify as incentive stock options ("Incentive Options") under Section 422(b) of the Code and stock options that do not so qualify ("non-statutory options"). Unless otherwise provided by the Committee, stock options are non-transferable other than by will or the laws of descent and distribution. The term of each option is fixed by the Committee but may not exceed ten years from the date of grant.

  The Committee determines at what time or times each option may be exercised, and the exercisability of options may be accelerated by the Committee. The exercise price of options granted under the Plan must be paid in full in cash or by certified check, bank draft, or money order, unless the Committee permits the option exercise price to be paid with previously acquired shares of Aerovox Common Stock, with the participant's promissory note, with a broker's irrevocable commitment to pay the exercise price, or with a combination of the permissible forms of payment. The exercise price of each option is determined by the Committee, but may not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options.

  In the event of termination of employment by reason of death, disability or retirement, an option may thereafter be exercised (to the extent it was then exercisable) for a period of three years, or such shorter period as may be specified by the Committee at the time of grant. In the event of termination of employment for any other reason, an option may thereafter be exercised, to the extent then exercisable, for three months (or such longer period of up to three years as the Committee determines at or after the grant date) following termination. In no event, however, may an option be exercised beyond its original term.

Stock Appreciation Rights

  The Committee may grant stock appreciation rights entitling the holder upon exercise to receive an amount, in any combination of cash or shares of unrestricted Aerovox Common Stock, Restricted Stock or Deferred Stock awards, not greater in value than the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights may be granted separately from or in tandem with the grant of an option and shall not be transferable other than by will or the law of descent and distribution.

  The Committee may determine, if so requested by an option holder, that Aerovox will pay the optionee, in cancellation of an option not accompanied by a related stock appreciation right, any combination of cash, unrestricted Aerovox Common Stock, Restricted Stock or Deferred Stock awards not greater in value than the increase since the date of grant of the option in the value of the shares covered by the option.

Restricted Stock and Unrestricted Stock

  The Committee may award shares of Aerovox Common Stock subject to such conditions and restrictions (including vesting) as the Committee may determine ("Restricted Stock"). The Committee may at any time waive such conditions and restrictions, including through accelerated vesting. A holder of Restricted Stock has all rights of a shareholder with respect to such stock, subject only to conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the Restricted Stock award agreement. The Restricted Stock award agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on Restricted Stock. Shares of Restricted Stock are non-transferable and if a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, Aerovox may require the forfeiture or repurchase of the shares in exchange for the amount, if any, which the participant paid for them.

  The Committee may grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan ("Unrestricted Stock").

Deferred Stock

  The Committee may make Deferred Stock awards under the Plan. These are non-transferable awards entitling the recipient to receive shares of Aerovox Common Stock without any payment in one or more installments at a future date or dates, as determined by the Committee. Receipt of Deferred Stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. The Committee may accelerate, waive, or amend (as permitted by the Plan) the restrictions and/or conditions imposed by the Deferred Stock award agreement. The recipient of a Deferred Stock award will have the rights of a shareholder only with respect to those shares subject to the award which he or she has actually received. Except as otherwise provided in the Deferred Stock award agreement, all such rights terminate upon the participant's termination of employment (including death).

Performance Units

  The Committee may award non-transferable Performance Units entitling the recipient to receive shares of Aerovox Common Stock or cash in such combinations as the Committee may determine upon the achievement of specified performance goals over a fixed or determinable period and subject to such other conditions as the Committee may determine. The Committee may accelerate, waive or amend (as permitted by the Plan) any conditions imposed by a Performance Unit award agreement.

  Performance Units may be awarded independently or in connection with stock options or other awards under the Plan. Except as otherwise determined by the Committee prior to termination of employment, rights under a Performance Unit award shall terminate upon a participant's termination of employment (including death).

Other Stock-Based Awards

  The Committee may grant other types of awards of, or based on, Aerovox Common Stock ("Other Stock-Based Awards"). Such awards may include securities convertible into or exchangeable for shares of Aerovox Common Stock upon such conditions, including attainment of performance goals, as the Committee may determine. Convertible securities offered under Other Stock-Based Awards may be convertible debt.

  The Committee may determine the amount and form of consideration, if any, payable upon the issuance or exercise of Other Stock-Based Awards. The Committee may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by Aerovox, of Other Stock-Based Awards or related Aerovox Common Stock or securities, and may at any time accelerate or waive any such limitations or conditions. The recipient of an Other Stock-Based Award will have rights of a shareholder only to the extent, if any, specified by the Committee in the Other Stock-Based Award agreement. The Committee may require or permit the immediate payment or the waiver, deferral or investment of dividends paid on Other Stock-Based Awards. Other Stock-Based Awards are non-transferable other than by will or the laws of descent or distribution.

Supplemental Grants

  The Committee may authorize loans from Aerovox in connection with awards granted or exercised under the Plan. Loans may be for up to ten years, may be secured or unsecured and may be with or without recourse against the participant in the event of default. Each loan shall be subject to such additional terms and conditions and shall bear such rate of interest, if any, as the Committee shall determine. However, the amount of any loan may not exceed the total exercise or purchase price plus an amount equal to the cash payment which could have been paid to the borrower in respect of taxes described in the next paragraph.

  The Committee may at any time grant to a participant the right to receive a cash payment in connection with taxable events (including the lapse of restrictions) under grants or awards. The amount of such payment may not exceed the amount which would be required in order to pay in full the federal income tax due as a result of income recognized in respect of such grant or award plus such cash payments based on the maximum marginal federal tax rate (or such lower rate as the Committee may determine) in effect at the time such taxable income is recognized.

Adjustments

  The Committee is required to make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar transaction, all awards under the Plan that are not automatically converted into other securities in the transaction shall expire, unless the Committee, in its discretion, arranges for the assumption of the awards or the grant of replacement awards by the surviving or acquiring corporation, if any (subject to the provisions described under "Change of Control" below).

Change of Control

  The Plan provides that, in the event of a Change of Control of Aerovox (as defined in the Plan), all stock options and stock appreciation rights will automatically become fully exercisable (unless the Committee shall otherwise expressly provide at the time of grant). Restrictions and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-Based Awards will automatically be deemed waived (but only if and to the extent specified by the Committee at or after the time of grant).

Amendment and Termination

  The Board of Directors may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel awards (or provide substitute awards at the same or reduced (or at no) exercise or purchase prices) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under outstanding awards without the holder's consent. Moreover, any amendment that would cause the Plan to fail to satisfy any then applicable incentive stock option rules under the Code or the requirements of Section 162(m) of the Code shall be ineffective unless approved by the shareholders.

Federal Income Tax Consequences

  The following discussion summarizes certain federal income tax consequences associated with participation in stock option awards under the Plan. The summary does not purport to cover FICA or other federal employment tax consequences, or other federal tax consequences, that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

  Stock Options. An optionee realizes no taxable ordinary income upon the grant or exercise of an option that is treated for tax purposes as an incentive option. However, the exercise of an incentive option increases the optionee's "alternative minimum taxable income" by an amount equal, in general, to the excess of the fair market value of the shares acquired upon exercise over the exercise price. This increase in alternative minimum taxable income may in some cases result in an alternative minimum tax liability to the optionee.

  With certain exceptions, a disposition of shares purchased under an incentive option within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

  In general, an incentive option that is exercised more than three months after termination of employment is treated as a nonstatutory option. Incentive options are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

  For purposes of determining an optionee's capital-gains holding period and tax basis in shares acquired upon exercise of an option, special rules will apply where some or all of the exercise price of the option is paid by tendering previously acquired shares of Common Stock.

  Loans. Generally speaking, bona fide loans made under the Plan do not result in taxable income to the participant or a deduction to the Company. However, any loan made at a rate of interest lower than certain rates specified under the Code may result in income being imputed to the borrower and in a deduction for the Company. Forgiveness of all or a portion of a loan will also result in income to the borrower and a deduction for the Company.

  Supplemental Grants. If outright cash grants are given in order to facilitate the payment of award-related taxes, the grants are included in income at the time of receipt and a corresponding deduction is available to the Company.

  Miscellaneous. Under the so-called "golden parachute" provisions of the Internal Revenue Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

  Section 162(m). Section 162(m) of the Code limits to $1 million the deduction a public corporation may claim in any year for compensation to any of certain key officers. There are a number of exceptions to this deduction limitation, including an exception for qualifying performance-based compensation. It is intended that stock options and stock appreciation rights granted under the Plan at an exercise price not less than the fair market value of the underlying Aerovox Common Stock on the date of grant will be eligible for this performance-based exception.

Recommendation Of The Board Of Directors FOR This Proposal

  The Board of Directors has approved the 1999 Stock Incentive Plan and recommends that the stockholders vote "FOR" Proposal 2. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

                            EXECUTIVE COMPENSATION

Executive Compensation Tables

  Set forth below is certain information with respect to compensation paid by the Company or its subsidiaries for the fiscal year ended January 2, 1999 to the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                          Summary Compensation Table

                                                                 Long Term
                                                                Compensation
                                  Annual Compensation            Awards(1)
                         -------------------------------------- ------------
                                                                 Securities
   Name and Principal                            Other Annual    Underlying     All Other
        Position         Year  Salary   Bonus   Compensation(2)   Options    Compensation(3)
   ------------------    ---- -------- -------- --------------- ------------ ---------------
Robert D. Elliott....... 1998 $240,000 $130,824          --        12,000        $15,412
 President & CEO         1997  240,000   15,000     $54,227            --         12,670
                         1996  198,462   54,000          --       100,000          9,840
Jeffrey A. Templer...... 1998  160,000   78,897          --        40,000          9,137
 Senior Vice President &
  CFO                    1997  160,000   26,000          --            --          6,446
                         1996   89,231   16,000          --        50,000          1,897
Ted M. Miller........... 1998  154,615   58,144          --        25,000          7,400
 Senior Vice President,  1997   86,154   17,231          --        25,000             --
 Engineering and
  Operations             1996       --       --          --            --             --
Martin Hudis............ 1998  155,000   56,327          --        20,000          7,269
 Senior Vice President,  1997  147,420       --          --            --          6,823
 Technology Development  1996  147,420       --          --         5,000          6,086
Earl F. Sherman......... 1998  130,000   35,431          --            --          7,851
 Senior Vice President,  1997  120,000       --          --            --          7,199
 Business Development    1996  120,000       --          --            --          7,200

--------
(1) The Company has not issued restricted stock awards or SARs. In addition, the Company does not maintain a "Long Term Incentive Plan" as that term is defined in the applicable rules.
(2) Does not exceed the lesser of $50,000 or 10% of salary and bonus, except for Mr. Elliott who received relocation compensation of $47,027 in 1997.
(3) The amounts shown for each named officer for fiscal 1998 include matching Company payments for (i) life insurance premiums, and contributions to
    (ii) the Aerovox Profit Sharing Savings Plan and (iii) the Aerovox Deferred Supplemental Savings Plan, respectively, as follows: Mr. Elliott:
    $2,400, $5,000, $8,012; Mr. Templer: $2,400, $4,691, $2,046; Mr. Miller:
    $2,400 (Life Insurance Premiums) and $5,000 (Profit Sharing Savings Plan); Mr. Hudis: $2,400, $4,768, $101; Mr. Sherman: $2,400, $4,033, $1,418.

Option Grant Table

  Stock options granted during the fiscal year ended January 2, 1999 to named officers set forth below.

                                Option Grants in Last Fiscal Year
                                        Individual Grants
                         -----------------------------------------------
                                                                          Potential Realizable Value
                           Number of    Percent of                         at Assumed Annual Rates
                          Securities   Total Options                     of Stock Price Appreciation
                          Underlying    Granted to   Exercise                   of Option Term
                            Options    Employees in   Price   Expiration -----------------------------
          Name           Granted(#)(1)  Fiscal Year   ($/Sh)     Date      5%($)(2)       10%($)(2)
          ----           ------------- ------------- -------- ---------- -------------  --------------
Robert D. Elliott.......    12,000            5%      $3.50   5/11/2008          26,414          66,937
Jeffrey A. Templer......    40,000           17%      $3.50   5/11/2008          88,045         223,124
Ted M. Miller...........    25,000           11%      $3.50   5/11/2008          55,028         139,452
Martin Hudis............    20,000            8%      $3.50   5/11/2008          44,023         111,562
Earl Sherman............        --           --          --          --              --              --

--------
(1) Options were granted to Messrs. Elliott, Templer, Miller and Hudis on May 11, 1998. Each grant becomes exercisable 20% per year and expires ten years from the date of grant.
(2) Amounts are hypothetical. Actual increases in value upon the exercise of stock options will depend upon performance of the Company's stock and overall stock market conditions.

Year-End Option Value Table

  The following table shows as to the individuals named in the compensation table certain information with respect to options held on January 2, 1999.

   Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

                               Number of Securities       Value of Securities
                              Underlying Unexercised       Underlying In-the
                                 Options at Fiscal      Money Options at Fiscal
                                   Year End 1998           Year End 1998(1)
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
Robert D. Elliott...........   40,000       72,000         -0-          -0-
Jeffrey A. Templer..........   20,000       70,000         -0-          -0-
Martin Hudis................   34,000       26,000         -0-          -0-
Ted M. Miller...............    5,000       45,000         -0-          -0-
Earl F. Sherman.............   40,000          -0-         -0-          -0-

  In each case options were granted at fair market value on the date of grant and are non-statutory options. Each option becomes exercisable 20% per year (or earlier upon termination of employment at age 65) and expires ten years from date of grant.
--------
(1) Based on the share price of $2.125 which was the closing price for a share of the Company's common stock on December 31, 1998.

Change of Control Severance Benefits

  The Company has Severance Agreements with certain key employees, including Messrs. Elliott, and Templer. Such Severance Agreements provide that if, within 24 months following a "change in control" (as defined in the Severance Agreements), the Company were to terminate the employee's employment other than for cause (as defined) or the employee were to terminate his employment for reasons specified in the agreements, the employee would receive severance pay in an amount equal to the sum of twice his base salary (at the rate in effect immediately before the change of control) and his target bonus for such year, without deduction for any amounts previously paid under the bonus plan, in the case of Mr. Templer, and three times such base salary and bonus in the case of Mr. Elliott. In addition, the Severance Agreements provide for the immediate vesting of bonus awards, stock options, etc. and immediate payment of deferred compensation amounts upon such termination. For one year following any such termination of employment, the employee would be entitled to continue participation in all accident and health plans provided by the Company. In the case of Mr. Elliott, Mr. Templer and one other executive, the Severance Agreements further provide for a "gross-up" under which, if amounts paid under such Agreements would be subject to a federal excise tax on "excess parachute payments", the Company will pay an additional amount of cash so that, after payment of all such taxes by the employee, the employee will have received the amount he would have received in the absence of any such tax. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the employee in seeking enforcement of contractual rights following a change of control.

Agreement With Mr. Tuttle and Mr. Murphy

  The Company has a Consulting, Non-Competition and Confidentiality Agreement with each of Mr. Clifford H. Tuttle (who retired as President and Chief Executive Officer of the Company in 1996 and as Chairman in 1998) and Mr. Ronald F. Murphy (who retired as Senior Vice President and Treasurer of the Company in 1996 and as a Director in 1998). Under the Agreement, Messrs. Tuttle and Murphy will provide consulting services to the Company for ten years commencing on the date of their retirement (December 28, 1996). Pursuant to the agreements, the Company has agreed to pay a fee in the amount of $5,000 per month, in the case of Mr. Tuttle and $3,000 per month in the case of Mr. Murphy, and to pay $1,600 per day in the case of Mr. Tuttle, and $960 per day in the case of Mr. Murphy, for each day of consulting services rendered. The Company has agreed to pay for a minimum of 25 days consulting services.

Indemnification Agreements

  The Company has entered into Indemnification Agreements with each director and certain officers of the Company including the officers named in the Summary Compensation Table. The Indemnification Agreements provide a number of procedures, presumptions and remedies used in the determination of the right of the director or officer to indemnification. These procedures, presumptions and remedies substantially broaden the indemnity rights of directors and officers beyond that provided by the Company's Amended and Restated Certificate of Incorporation. If an action against an indemnified party is dismissed with or without prejudice, the defense is deemed to have been successful and the indemnification is required to be made. The Indemnification Agreements provide that expenses must be paid within twenty days of the indemnification request (otherwise a determination in favor of the indemnified party is deemed to have been made). If there is a change in control of the Company (as defined in the Indemnification Agreement), the indemnified party is presumed to be entitled to indemnification (although the Company may overcome this presumption). The indemnified party may require that independent counsel make the determination of entitlement and may choose such counsel, subject to objection by the Company on limited grounds. If a determination of entitlement is made, the Company is bound, but if the indemnified party has previously been denied indemnification pursuant to the terms of the Indemnification Agreement he or she is entitled to seek a de novo determination from a court. The Company is precluded from challenging the validity of the procedures and presumptions contained in the Indemnification Agreement in any court proceeding. The Indemnification Agreement covers proceedings brought on or after the date of the execution of the particular Indemnification Agreement, including proceedings based on acts prior to the date of that Agreement.

                            PERFORMANCE COMPARISON

  The graphs below compare cumulative total shareholder return on the Company's Common Stock, for the five-year period shown, with the NASDAQ Market Index and a peer group.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                ------------------------FISCAL YEAR ENDING----------------------------
COMPANY/INDEX/MARKET            12/31/1993  12/30/1994  12/29/1995  12/31/1996  12/31/1997  12/31/1998
Aerovox Inc.                       100.00       96.83       74.60       60.32       53.17      26.98

Customer Selected Stock List       100.00      122.54      142.55      136.25      186.39     164.99

NASDAQ Market Index                100.00      104.99      136.18      169.23      207.00     291.96

  Assumes $100 invested on January 1, 1994. The Peer Group consists of American Technical Ceramics Corp., Bel Fuse Inc., CTS Corp., Robinson Nugent Inc., The Cherry Corp., Vishay Intertechnology Inc., and MagneTek. Corcom Inc., which was previously included, does not appear in the Peer Group because it was acquired by C.I.I. Technology.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's Compensation Committee consists of three non-employee members of the Board of Directors. The Committee is responsible for reviewing officer compensation arrangements and certain benefit programs.

  For the purpose of comparison, the Committee reviewed industry surveys on officer salaries, focusing generally on the "durable goods manufacturing" sector. Information from these sources, rather than salary data from the peer group, was selected for comparison because it is readily available.

  There are three elements of the executive compensation program at Aerovox: base salary, annual incentive bonuses, and stock based awards. The program is designed to attract competent executives, and to motivate them to achieve both the short and long term goals of the Company. The Company believes its compensation program links executive achievement with shareholder interests.

Base Salary

  Base salaries of executives who have been with the Company for some time are generally in line with the median compensation for comparable positions as outlined in the surveys. Occasionally the Committee has found, however, that higher salaries are required to attract new executives with the requisite technical expertise.

  While the Company does not formally weigh these factors, decisions on annual increases are based on three criteria. First, the Committee makes a subjective appraisal of how well the Company has done within its own industry, considering competitive and economic situations. Secondly, the outcome of the annual review conducted by the Company to evaluate each officer's performance is considered by the Committee. Finally, if there has been a significant change in responsibility, this is recognized in salary decisions.

Executive Incentive Bonus Plan

  The Incentive Compensation Plan, was adopted in 1998 to motivate participating employees to do the best possible job improving the Company's financial performance. Under this Plan, the measurements and the weighted values established for 1998 were Net Income After Taxes (weighted at 50%) and a series of non-financial goals, weighted at 50%. Each participant has a Target Participation level, which is a percentage of their base salary. The Compensation Committee assesses performance after receipt of audited financial statements and a written report from management at the close of the year. The two measurements are assessed independently and, if warranted, bonuses awarded accordingly.

Stock Incentive Plan

  The third element of the Company's executive compensation program is the Stock Incentive Plan. Under this Plan, employees who contribute to the management, growth and profitability of the Company are eligible to receive stock options, which vest over a five-year period. The Compensation Committee considers that ownership of securities encourages management to have a propriety interest in the long-term success of the Company, which ultimately enhances shareholder value. In order to encourage significant ownership of the Company's stock in connection with its Stock Incentive Plan, the Board of Directors has determined that with respect to options granted after March 2, 1993, options will not become exercisable unless an employee owns, at the time of exercise, a number of shares equal to at least 40% of the aggregate number of shares acquired by previously exercised options granted after March 2, 1993.

  Guidelines for option awards were established at the inception of the program in 1989. The awards are commensurate with the participant's ability to effect the profitability of the Company. Awards established for different levels of responsibility range from options for 100,000 shares for the CEO to 1,000 for engineering, marketing, administrative and manufacturing personnel. The exercise price of each option is determined by the

Compensation Committee, but may not be less than 100% of the fair market value of the shares on the date of grant.

Chief Executive Officer Compensation

  In 1998, Robert D. Elliott, President and Chief Executive Officer ("CEO") was paid a base salary of $240,000, (the same as during 1997 and 1996). Mr. Elliott, who is eligible to participate in the Incentive Compensation Plan at a Target Participation level of 60% with a maximum of 90%, was paid a bonus in 1998, equaling $130,824.

  The foregoing chart and textual and tabular descriptions provide details of the payments and programs referenced in this report. The industry peer group selected for the five-year cumulative return comparison is a broad group, which covers electronic and electrical equipment component companies.

William G. Little, Chairman
Dennis Horowitz
Benedict P. Rosen

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 3, 1999, certain information regarding the Common Stock ownership of the Company's current directors and nominees, the named executive officers and of all directors and executive officers of the Company as a group. Except as indicated below, all of the shares listed are held by the persons named with both sole voting and investment power.

                                             Amount and Nature of   Percent of
         Name of Beneficial Owner           Beneficial Ownership(1)   Class
         ------------------------           ----------------------- ----------
Robert D. Elliott..........................          70,400            1.3%
John F. Brennan............................          27,000              *
Dennis Horowitz............................           6,300              *
Sherel D. Horsley..........................           8,500              *
Martin Hudis...............................          47,000              *
William G. Little..........................          30,750              *
Ted M. Miller..............................          20,100              *
Benedict P. Rosen..........................          20,500              *
Earl F. Sherman............................          47,873              *
John L. Sprague............................          12,625              *
Jeffrey A. Templer.........................          32,000              *
All directors and executive officers as a
 group (16 persons)........................         403,807            7.5%

--------
 * Less than 1%.
(1) Includes the following number of shares issuable pursuant to options currently exercisable or exercisable within sixty days: Messrs. Elliott:
    52,400; Brennan: 10,000; Horowitz: 5,500; Horsley: 3,500; Hudis: 42,000;
    Little: 5,750; Miller 15,000; Rosen: 5,500; Sherman: 40,000; Sprague:
    9,625; and Templer: 28,000.
(2) Includes 280,275 shares issuable pursuant to options currently exercisable or exercisable within sixty days.

  The only persons or entities known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock are as follows:

                                          Amount and Nature of
  Name and Address of Beneficial Owner   Beneficial Ownership(1) Percent Class
  ------------------------------------   ----------------------- -------------
Dimensional Fund Advisors Inc...........         318,500(a)           5.9%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

Franklin Resources, Inc.................         378,800(b)           7.0%
 777 Mariners Island Blvd.
 San Mateo, CA 94403

Paine Webber Group Inc..................         291,000(c)           5.4%
 1285 Avenue of the Americas
 New York, NY 10019-

Charles E. Sheedy.......................         379,100(d)           7.0%
 Two Houston Center, Suite 2907
 Houston, TX 77010

Texas Art Supply Co.....................         503,934(e)           9.3%
 910 Travis Street, Suite 2030
 Houston, TX 77002

William D. Witter, Inc..................         381,106(f)           7.1%
 One Citicorp Center
 153 East 53rd Street
 New York, NY 10022

--------
(a) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 318,500 shares of Aerovox Inc. stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(b) The Adviser Subsidiaries of Franklin Resources, Inc. ("FRI") are deemed to have beneficial ownership of 378,800 shares of Aerovox stock as of December 31, 1998, all of which are held in open or closed-end investment companies or other managed accounts advised directly and indirectly by the Adviser Subsidiaries. FRI, the Principal Shareholders (Charles B. Johnson and Rupert H. Johnson) and the Adviser Subsidiaries disclaim any economic interest or beneficial ownership of such shares. Franklin Advisory Services, Inc. has sole voting and dispositive power over the shares.

(c) Sole dispositive power: 291,000 shares.

(d) Sole voting and dispositive power: 379,100 shares.

(e) Texas Art Supply Co., Louis K. Adler, Marc F. Adler, and the Adler Foundation beneficially own, with sole voting and dispositive power, 475,300 shares, 18,500 shares, 10,000 and 134 shares, respectively. Texas Art Supply Co. is a wholly owned subsidiary of Westlane Corporation. Louis
    K. Adler is President of both Texas Art Supply Co. and Westlane Corporation. Gail F. Adler, the wife of Louis K. Adler, is Vice President of both Texas Art Supply Co. and Westlane Corporation. Louis K. Adler and Gail F. Adler are the only directors of both Texas Art Supply Co. and Westlane Corporation. Louis K. Adler, Gail F. Adler and Marc F. Adler are three of the four Trustees of the Adler Foundation. Marc F. Adler is the son of Louis and Gail Adler. Westlane Corporation may be deemed to be the indirect beneficial owner of shares of Aerovox Common Stock owned by Texas Art Supply Co. and, as such, could be regarded as sharing with Texas Art Supply Co. investment and dispositive power with respect to such shares. Westlane Corporation disclaims beneficial ownership of any of the shares of Aerovox Common Stock held by Texas Art Supply Co.

(f) Sole voting power and dispositive power: 381,106 shares.

                               OTHER INFORMATION

Outstanding Shares

  Only shareholders of record at the close of business on March 15, 1999, are entitled to notice of and to vote at the meeting. There were 5,394,036 shares of Aerovox Common Stock ("Common Stock"), $1.00 par value, outstanding on that date, each of which is entitled to one vote.

Quorum, Required Votes and Method of Tabulation

  Consistent with state law and under the Company's Bylaws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

  Class I directors will be elected by a plurality of the votes properly cast at the meeting. A majority of the votes present and entitled to vote on the matter is necessary to approve Proposal 2.

  The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter. Because the required vote of the stockholders on the Stock Incentive Plan is based on the total number of shares of Aerovox common stock present and entitled to vote at the meeting, any abstentions with respect to the Stock Incentive Plan will have the effect of an "against vote" with respect to such proposal, while a broker non-vote will not affect the outcome of the vote on the Stock Incentive Plan.

Audit Matters

  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

Shareholder Proposals

  In order for any proposal that a shareholder intends to present at the 2000 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Company no later than December 15, 1999.

Other Business

  The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

  The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.

                                    ANNEX A

                             AEROVOX INCORPORATED
                           1999 STOCK INCENTIVE PLAN

Section 1. General Purpose of the Plan; Definitions.

  The name of the plan is Aerovox Incorporated 1999 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to secure for Aerovox Incorporated (the "Company") and its stockholders the benefit of the incentives inherent in Common Stock ownership and the receipt of incentive awards by selected key employees of the Company and its Subsidiaries who contribute to and will be responsible for continued long-term growth of the Company, and to reward employees for such contributions. The Plan is intended to stimulate the efforts of such persons by providing an opportunity for capital appreciation and giving suitable recognition for services which contribute materially to the success of the Company.

  The following terms shall be defined as set forth below:

    (a) "Act" means the Securities Exchange Act of 1934, as amended.

      (1) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Unit Awards, and Other Stock-based Awards.

      (2) "Award Agreement" or "Award Agreements" except where referring to an agreement for a particular category of grant under the Plan shall include Restricted Stock Award Agreements, Deferred Stock Award Agreements, Performance Unit Award Agreements, and Other Stock-based Award Agreements.

      (3) "Board" means the Board of Directors of the Company.

      (4) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

      (5) "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

    (b) "Deferred Stock Award" is defined in Section 9(a).

    (c) "Discretionary Payment" means a payment made pursuant to Section
  7(d).

    (d) "Fair Market Value" on any given date means the highest closing sale price on the date immediately preceding the date in question of a share of Stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such Stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Stock is listed, or, if such Stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such Stock on the date immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotation system is available, the fair market value on the date in question as determined in good faith by the Committee in accordance with the applicable provisions of the Code.

    (e) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" as defined in the Code.

    (f) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated under the Act, or any successor definition under the Act, excluding any director who would not also be an "outside director" for purposes of Section 162(m) of the Code.

    (g) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    (h) "Other Stock-based Award" is defined in Section 11(a).

    (i) "Performance Unit Award" is defined in Section 10(a).

    (j) "Restricted Stock Award" is defined in Section 8(a).

    (k) "Stock" or "Common Stock" means the common stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

    (l) "Stock Appreciation Right" or "SAR" means a right described in
  Section 7(a) and granted either independently of other Awards or in tandem with the grant of a Stock Option.

    (m) "Stock Option" or "Option" means an option to purchase shares of Stock granted pursuant to Section 6.

    (n) "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations in the chain.

    (o) "Unrestricted Stock" is defined in Section 8(f).

Section 2. Committee Authority to Select Participants and Determine Awards,
Etc.

  The Plan shall be administered by a Committee of not less than two directors, all of whom are Non-Employee Directors. Members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority: (a) to select the officers and other key employees of the Company and its Subsidiaries to whom Awards may from time to time be granted; (b) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units, and any Other Stock-based Awards, or any combination of the foregoing, granted to any one or more participants; (c) to determine the number of shares to be covered by any Award; (d) to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants; (e) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and (f) to adopt, alter, and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable, to interpret the terms and provisions of the Plan and any Award (including related Award Agreements), to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan, and otherwise to supervise the administration of the Plan. All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

Section 3. Shares Issuable Under The Plan; Mergers; Substitution.

  (a) Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 500,000. For purposes of the foregoing limitations, Awards and Stock which are forfeited, reacquired by the Company, or satisfied without the issuance of Stock shall not be counted. Subject to such overall limitation, shares may be issued up to such maximum pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

  (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. Subject to subsection (d) below, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's outstanding Stock by a single person or entity or by a group or persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets or the dissolution or liquidation of the Company, (any of the foregoing, a "covered transaction"), all Awards that are not automatically converted into other securities in the covered transaction shall expire; provided, that if there is a surviving or acquiring corporation, the Committee in its sole discretion may arrange, subjection to consummation of the covered transaction, for the assumption of Awards or the grant of replacement awards by the surviving or acquiring corporation or an affiliate thereof.

  (c) Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 3(a).

  (d) Change of Control. Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Company as defined in Exhibit A hereto: (i) each Stock Option and Stock Appreciation Right shall automatically become fully exercisable (unless the Committee shall otherwise expressly provide at the time of grant), and (ii) restrictions and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-Based Awards shall automatically be deemed waived (but only if and to the extent specified by the Committee at or after the time of grant). The provisions of this subsection (d) shall apply prior to the application of the second sentence of subsection (b) above.

Section 4. Eligibility.

  Participants in the Plan will be such full or part-time officers and other key employees of the Company and its Subsidiaries (excluding a director who is not a full-time employee) who are selected from time to time by the Committee in its sole discretion.

Section 5. Limitations on Term and Dates of Awards.

  (a) Duration of Awards. Subject to Sections 15(a) and 15(c) below, no restrictions or limitations on Awards shall extend beyond 10 years from the grant date, except that deferrals, elected by participants, of the receipt of Stock or other benefits under the Plan may extend beyond such date.

  (b) Special Limitations Applicable to Certain Awards. Subject to adjustment as provided in Section 3, to the extent such adjustment is consistent with the continued satisfaction by exempt Options and SARs of the requirements of
Section 162(m)(4)(C) of the Code, the maximum number of shares of Common Stock for which Options may be awarded under the Plan to any participant in any calendar year, and the maximum number of shares of Common Stock for which SARs may be awarded under the Plan to any participant in any calendar year, is in each case 50,000 shares. For purposes of the preceding sentence, the regrant of a canceled Option or SAR, or the repricing of an Option or SAR, shall be treated as a separate Award to the extent required under Section 162(m)(4)(C) of the Code.

  (c) Latest Grant Date. No Award shall be granted more then 10 years after the date the Plan is approved by the Board, but then outstanding Awards may extend beyond such date.

Section 6. Stock Options.

  Each Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Each Stock Option granted under the Plan shall be deemed to be a Non-Qualified Stock Option unless it is designated as an Incentive Stock Option at time of grant. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

  (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than 100% of Fair Market Value on the date of grant. If any employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the date of grant.

  (2) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Option shall be no more than five years from the date of grant.

  (3) Exercisability. Stock Options shall be exercisable at such future time or times, whether or not in installments, as shall be determined by the Committee at or after the date of grant. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.

  (4) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by (i) in cash or by certified check, bank draft or money order payable to the order of the Company or (ii) if permitted by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, at or after) the time of grant, (A) through the delivery of shares of Stock having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price (which shares, if previously acquired from the Company, shall have been outstanding for six months or such other period as the Committee may require) or (B) by delivery of a promissory note of the optionee to the Company payable on such terms as are specified by the Committee, or by a combination of cash (or cash and Stock) and the optionee's promissory note; provided, that if the Stock delivered upon exercise of the Stock Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid in cash if the Committee determines that cash payment is required by law, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price,
(D) by any combination of the permissible forms of payment.

  (5) Nontransferability of Options. Unless otherwise provided by the Committee, a Stock Option shall not be transferable by the optionee other than by will or by the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by the optionee.

  (6) Termination by Death. If an optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall at any time determine prior to death), by the legal representative or legatee of the optionee, for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of death or until the expiration of the stated term of the Option if earlier.

  (7) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of permanent disability may thereafter be exercised to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Committee shall at any time determine prior to such termination) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of the Option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the Option if earlier.

  (8) Termination by Reason of Retirement. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of retirement may thereafter be exercised to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Committee shall at any time determine prior to such termination) for a period of three years (or such other period, not to exceed three years, as the Committee shall specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of the Option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, or until the expiration of the stated term of the Option if earlier.

  (9) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company or its Subsidiaries terminates for any reason other than death, permanent disability, or retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment (or on such accelerated basis as the Committee shall determine at or after the time of grant) for a period of three months (or such longer period up to three years as the Committee shall specify at or after the time of grant) from the date of termination of employment or until the expiration of the stated terms of the Option if earlier.

  (10) Form of Settlement. Subject to Section 16(a) and Section 16(c) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may reserve the right to so provide after time of grant.

Section 3. Stock Appreciation Rights; Discretionary Payments.

  (1) Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or forms of payment permitted under paragraph (e) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

  (2) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such right may be granted only at the time of the grant of the Option.

  A Stock Appreciation Right or applicable portion thereof granted in tandem with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

  (3) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

    (i) Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable.

    (ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

    (iii) Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option. Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

    (iv) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

  (4) Discretionary Payments. Notwithstanding that a Stock Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Stock Option exceeds the exercise price of such Stock Option at the time of its exercise, the Committee may, in its discretion, cancel such Stock Option, in which event the Company shall pay to the person exercising such Stock Option an amount equal to the difference between the Fair Market Value of the Stock to have been purchased pursuant to such exercise of such Stock Option (determined on the date the Stock Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check or in Stock (or in a form of payment permitted under paragraph (e) below) having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the Option, which request shall not be binding on the Committee.

  (5) Settlement in the Form of Restricted Shares or Rights to Receive Deferred Stock. Subject to Sections 15(a) and 15(c) below, shares of Stock issued upon exercise of a Stock Appreciation Right or as a Discretionary Payment shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at the time of grant in case of a Stock Appreciation Right (and at the time of payment in the case of a Discretionary Payment) that such shares shall be in the form of shares of Restricted Stock or rights to acquire Deferred Stock, or in the case of a Stock Appreciation Right may reserve the right to so provide at any time after the time of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or the date the Stock Option is canceled in the case of Discretionary Payments.

Section 4. Restricted Stock; Unrestricted Stock.

  (1) Nature of Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares, if the purchase price was zero) upon the participant's termination of employment, as the Committee may determine at the time of grant.

  (2) Award Agreement. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such other period as the Committee may specify) following the award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

  (3) Rights as a Shareholder. Upon complying with paragraph (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan.

  (4) Restrictions on Transfer. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment of the participant with the Company and its Subsidiaries for any reason, such shares shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as set forth below:

    (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals or other conditions) on which the nontransferability of the Restricted Stock and the obligation to resell such shares to the Company shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive, or subject to Section 13, amend any conditions of the Award.

    (ii) Except as may otherwise be provided in the Award Agreement, in the event of termination of employment of a participant with the Company and its Subsidiaries for any reason (including death), the participant or the participant's legal representative shall offer to resell to the Company, at the price paid therefor, all Restricted Stock and the Company shall have the right to purchase the same at such price, or if the price was zero to require forfeiture of the same, provided that except as provided in the Award Agreement, the Company must exercise such right of repurchase or forfeiture not later than the 60th day following such termination of employment.

  (5) Waiver, Deferral, and Investment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the Restricted Stock.

  (6) Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at such purchase price, if any, as the Committee may determine) to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. Any sale of Unrestricted Stock must take place within 60 days (or such other period as the Committee may specify) after the time of grant of the right to purchase such shares.

Section 5. Deferred Stock Awards.

  (1) Nature of Deferred Stock Award. A Deferred Stock Award is an award entitling the recipient to acquire shares of Stock without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may also condition such acquisition on the attainment of specified performance goals.

  (2) Award Agreement. A participant who is granted a Deferred Stock Award shall have no rights with respect to such Award unless within 60 days of the grant of such Award or such other period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award Agreement.

  (3) Restrictions on Transfer. Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered.

  (4) Rights as a Shareholder. A participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

  (5) Termination. Except as may otherwise be provided in the Award Agreement, a participant's rights in all Deferred Stock Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

  (6) Acceleration, Waiver, etc. At any time prior to the participant's termination of employment the Committee may in its discretion accelerate, waive, or, subject to Section 13, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award Agreement.

  (7) Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral, or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such Stock been outstanding, all as determined by the Committee in its sole discretion.

Section 6. Performance Unit Awards.

  (1) Nature of Performance Units. A Performance Unit Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Units may be awarded independent of or in connection with the granting of any other Award under the Plan.

  (2) Award Agreement. A participant shall have no rights with respect to a Performance Unit Award unless, within 60 days of the grant of such Award or such other period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award Agreement.

  (3) Restrictions on Transfer. Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

  (4) Rights as a Shareholder. A participant receiving a Performance Unit Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions therefor specified in the Performance Unit Award Agreement.

  (5) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Unit Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

  (6) Acceleration, Waiver, etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive, or, subject to Section 13, amend any or all of the goals, restrictions, or conditions imposed under any Performance Unit Award.

  (7) Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit, which procedures shall be set forth in the Performance Unit Award Agreement. The

Committee may at any time provide that payment under a Performance Unit shall be made, upon satisfaction of the applicable performance goals, without exercise by the participant. Except as otherwise specified by the Committee,
(i) a Performance Unit granted in tandem with a Stock Option may be exercised only while the Stock Option is exercisable, and (ii) the exercise of a Performance Unit granted in tandem with any Award shall reduce the number of shares subject to the related award on such basis as is specified in the Performance Unit Award Agreement.

Section 7. Other Stock-Based Awards; Supplemental Grants.

  (1) Nature of Awards. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-based Awards"). Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in paragraph (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange, or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt to prevent a Company transaction by reason of covenants in such debt.

  (2) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

  (3) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock-based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive, or, subject to Section 13, amend any or all of the limitations or conditions imposed under any Other Stock-based Award.

  (4) Award Agreements. A participant shall have no rights with respect to any Other Stock-based Award unless within 60 days after the grant of such Award (or such other period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company an Other Stock-based Award Agreement.

  (5) Nontransferability. Other Stock-based Awards may not be transferred other than by will or by the laws of descent and distribution and if requiring exercise shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

  (6) Rights as a Shareholder. A recipient of any Other Stock-based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-based Award Agreement.

  (7) Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms, an Other Stock-based Award Agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends or deemed dividends payable or deemed payable on Stock subject to the Award.

  (8) Supplemental Grants. The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be made either in connection with the exercise of a Stock Option, a Stock Appreciation Right, or an Other Stock-based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal income tax in respect of income recognized under an Award. The Committee shall have full authority to decide whether to make a loan hereunder if it determines that the making of such loan is in the best interest of the Company, and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Common Stock issued, have a term (including extensions) exceeding ten years in duration, or be in an amount exceeding the total exercise or purchase price paid by the borrower under an Award or for related Stock under the Plan plus an amount equal to the cash payment permitted in the following paragraph.

  The Committee may at any time authorize a cash payment in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award which shall not exceed the amount which would be required in order to pay in full the federal income tax due as a result of income recognized under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient's income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of each such payment.

Section 8. Transfer, Leave of Absence, Etc.

  For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (1) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

    (2) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 9. Amendments and Termination.

  The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by stockholders, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code or the requirements of Section 162(m) of the Code as in effect on the date of such amendment.

Section 10. Status of Plan.

  With respect to the portion of any Award which has not been exercised and any payments in cash, stock, or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trust or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 11. General Provisions.

  (1) No Distribution; Compliance with Legal Requirements, etc. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is

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acquiring the shares without a view to distribution thereof. No shares of
Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

  (2) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee any right to continued employment with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

  (3) Tax Withholding, etc. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

Section 12. Effective Date of Plan.

  The Plan shall not become effective unless approved by the stockholders of the Company in a manner satisfying the stockholder approval requirements under Sections 162(m) and 422 of the Code. Subject to such effectiveness, and to the requirement that no Stock may be issued hereunder prior to such approval, Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.

ADOPTED: March 9, 1999



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                                   Exhibit A

  A Change of Control will occur for purposes of this Plan if (i) any individual, corporation, partnership, company or other entity (a "Person") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing more than 30% of the combined voting power of the Company's then-outstanding securities (other than as a result of acquisition of such securities from the Company);
(ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulations 14A promulgated under the Securities Exchange Act of 1934 (the "Act") (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirement; (iii) the Company is a party to, or the stockholders approve, a merger, consolidation, or other reorganization (other than (a) a merger, consolidation or other reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or be being converted into vesting securities of the surviving entity, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, or other reorganization, or (b) a merger, consolidation, or other reorganization effected to implement a recapitalization of the Company, or similar transaction, in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities), a sale of all or substantially all assets, or a plan of liquidation; or (iv) individuals who, at the date hereof, constitute the Board cease for any reason to constitute a majority thereof, provided, however, that any director who is not in office at the date hereof but whose election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be deemed to have been in office at the date hereof for purposes of this definition.

  Notwithstanding the foregoing provisions of this Exhibit A, a "Change in Control" will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirements under the Act relating thereto) by an employment benefit plan maintained by the Company for its employees.


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